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                                                                  Exhibit 32.2
                            CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Med Diversified, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Shanahan, III, Vice President of Finance and Accounting and Corporate Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:


         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                            /s/  JAMES A. SHANAHAN, III
                            ---------------------------------------
                            Name:  James A. Shanahan, III
                            Title: Vice President of Finance and Accounting
                                     and Corporate Controller
                                   (Principal Financial and Accounting Officer)


Dated:  August 14, 2003